STATE OF NEVADA
ROSS MILLER Secretary of State	OFFICE OF THE STATE SECRETARY OF STATE.	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

Filing Acknowledgement

August 14, 2007

Job Number	Corporation Number
C20070724-1646	E0518792007-9

Filing Description	Document Filing Number	Date/ Time of Filing
Articles of Incorporation	20070503229-70	July 24, 2007 11:37:14 AM

Corporation Name	Resident Agent
EL MANIEL INTERNATIONAL, INC	CSC SERVICES OF NEVADA INC

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the  date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                    Respectfully,

                  /s/Ross Miller
                    ROSS MILLER
                    Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070503229-70
Filing Date and Time 07/24/2007 11:37 AM
Entity Number E0518792007-9

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	EL MANIEL INTERNATIONAL, INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
	502 East John Street	Carson City	Nevada	89706
	(MANDATORY) Physical Address	City	State	Zip Code

	(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares: (Number of shares corporation is authorized to issue	Number of shares With par value: 110,000,000	Par value Per share: $.001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Barbara Tejeda
Name
	7424 Brighton Village Drive	Raleigh	NC	27616
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator)	Corporation Service Company	Corporation Service Company
	Name	X By: /s/ Doreen Haeslin, Asst. Sec.
Signature: Doreen Haeslin
Title: Assistant Secretary

	830 Bear Tavern Road, Suite 305	West Trenton	NJ	08628
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
	X By: /s/Doreen Haeslin Asst VP			7/24/07
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.